UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2019

SAUL CENTERS INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7501 Wisconsin Avenue, Bethesda, Maryland 20814
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code (301) 986-6200
Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Name of exchange on which registered:	Trading symbol:
Common Stock, $0.01 par value	New York Stock Exchange	BFS
6.875% Series C Preferred Stock, $0.01 par value	New York Stock Exchange	BFS/PRC
6.125% Series D Preferred Stock, $0.01 par value	New York Stock Exchange	BFS/PRD
6.000% Series E Preferred Stock, $0.01 par value	New York Stock Exchange	BFS/PRE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note
This Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K, filed on August 1, 2019 (the “Original Form 8-K”), to revise the effective date of J. Page Lansdale’s resignation as President and Chief Operating Officer of Saul Centers, Inc. (the “Company”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2019, the Company filed the Original Form 8-K disclosing the resignation of J. Page Lansdale as President and Chief Operating Officer of the Company effective December 31, 2019. On September 30, 2019, Mr. Lansdale advised the Company’s Chairman that his resignation will be effective September 30, 2019. Mr. Lansdale will remain a member of the Company’s Board of Directors and will be a consultant to the Company through December 31, 2019. Mr. Lansdale’s resignation, including the accelerated effective date, was not in connection with any disagreements with the Company about any matter. On October 1, 2019, the Board of Directors appointed B. F. Saul II as President, effective immediately. In addition, the Company promoted each of Christopher H. Netter, Scott V. Schneider and D. Todd Pearson to the position of Executive Vice President.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.
By:     /s/ Scott V. Schneider_________
Scott V. Schneider                                             Executive Vice President and Chief Financial Officer
Dated: October 2, 2019